UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Communications Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNICATIONS SYSTEMS, INC.

213 South Main Street

Hector, Minnesota 55342

(320) 848-6231

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 21, 2007

Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. (the “Company”) will be held at the Company’s offices located at 6475 City West Parkway, Eden Prairie, Minnesota, on Thursday, June 21, 2007 beginning at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect two (2) directors to hold office until the 2010 Annual Meeting of Shareholders or until their successors are elected.
2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 27, 2007 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Paul N. Hanson,

Secretary

Hector, Minnesota

May 21, 2007

If you expect to attend the Annual Meeting of Shareholders and are not familiar with the location of the
Company’s offices in Eden Prairie, Minnesota, we recommend you call
1-800-852-8662 and request that directions be sent to you by mail, email or fax.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

COMMUNICATIONS SYSTEMS, INC.

PROXY STATEMENT

COMMUNICATIONS SYSTEMS, INC.

PROXY STATEMENT

GENERAL INFORMATION

Information Regarding the Annual Meeting

This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. (“CSI” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held at the Company’s offices at 6475 City West Parkway, Eden Prairie, Minnesota, on Thursday, June 21, 2007, beginning at 10:00 a.m., Central Daylight Time, or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Solicitation and Revocation of Proxies

Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a proxy by written request or in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters that properly come before the meeting require a vote of shareholders, the shares represented by the proxies will be voted by persons named as proxies in accordance with their judgment on such matters. The Company’s corporate offices are located at 213 South Main Street, Hector, Minnesota 55342, and its telephone number is (320) 848-6231. The mailing of this Proxy Statement to shareholders of the Company commenced on or about May 22, 2007.

Voting Securities and Record Date

The total number of shares outstanding and entitled to vote at the meeting as of April 27, 2007 consisted of 8,858,459 shares of $.05 par value Common Stock. Only shareholders of record at the close of business on April 27, 2007 will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining approval of the matter. For shares held in street name, if a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, but they are counted as present for the purpose of determining the presence of a quorum.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board of Directors is committed to sound and effective corporate governance practices. We periodically review our governance policies and practices and compare them to those suggested by authorities in corporate governance and the practices of other public companies. We also review the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission (the “SEC”) and listing standards of the American Stock Exchange (“AMEX”) to ensure our continued compliance.

You can access our corporate governance charters and other related materials in the “Investor Resources” section of our website under “Corporate Governance” at http://www.commsystems.com or by writing to our Corporate Secretary at: Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55342, or by sending an e-mail to our Corporate Secretary at paulh@commsysinc.com.

The Board, Board Committees and Meetings

Meeting Attendance. Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During 2006, the Board of Directors met five times. Each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served. All of our directors attended our 2006 Annual Meeting of Shareholders.

Board Committees. Our Board of Directors has established the following committees: Audit, Compensation, Governance and Nominating, Finance and Executive. Only members of the Board serve on these committees. Following is information about each committee.

Audit Committee. The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company’s independent auditor, oversight of the Company’s internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee operates under a formal charter that was most recently amended in 2004. Each of the members of the Audit Committee is independent as defined by SEC and AMEX listing standards. The current members of the Audit Committee are Edwin C. Freeman, Paul J. Anderson and Luella G. Goldberg and the Board of Directors has determined that Edwin C. Freeman qualifies as the Committee’s financial expert. The Audit Committee met four times during 2006. The report of the Audit Committee is found on page 20.

Compensation Committee. The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of the Company’s chief executive officer and other executive officers, subject to final Board approval; oversees the establishment of performance goals and objectives for the Company’s executive officers; administers the Company’s incentive compensation plans; considers the adoption of other or additional compensation plans; and, provides oversight and final determinations with respect to the Company’s 401(k) plan, employee stock ownership plan and other similar employee benefit plans. The Committee operates under a charter approved by the Board of Directors. The current members of the Compensation Committee are Gerald D. Pint, Chair, Edwin C. Freeman and Luella G. Goldberg. The Committee met one time(s) in 2006. The report of the Compensation Committee is found on page 18. Further information regarding the Compensation Committee is provided at page 9 below.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of Directors nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of the Board committees, facilitating Board self assessment and reviewing and advising regarding strategic direction and strategic management. The Committee operates under a charter approved by the Board. The current members of the Governance and Nominating Committee are Luella G. Goldberg, Gerald D. Pint and Paul J. Anderson. Each of the members of the Governance and Nominating Committee is independent under AMEX listing standards. The Committee met two times during 2006.

Finance Committee. The Finance Committee is responsible for reviewing and approving the Company’s annual business plan and related operating budgets. The Finance Committee interfaces with the Compensation Committee with respect to implementing compensation policies that support the Company’s annual business plan. The Finance Committee is also responsible for overseeing and making recommendations about the financial operating policies and procedures relating to matters such as investment of excess cash, management of accounts receivable and inventory, purchases of capital equipment, travel, and employee benefits and perquisites. The current members of the Committee are Wayne E. Sampson, Chair, Edwin C. Freeman, Curtis A. Sampson, and Randall D. Sampson. The Finance Committee met once during 2006.

Executive Committee. Pursuant to authorization in the bylaws, the Executive Committee has the authority to act on behalf of the Board of Directors and the Company with respect to matters requiring Board action that arise between meetings of the Board or otherwise as it has been authorized to act by the Board of Directors. The current members of the Committee are Edwin C. Freeman, Gerald D. Pint, Curtis A. Sampson and Wayne E. Sampson. While members of the Executive Committee were consulted informally during the year, this committee did not formally meet in 2006.

Director Independence

The Board of Directors has adopted director independence guidelines that are consistent with the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and listing standards of the American Stock Exchange (AMEX). In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that each of the following directors qualifies as “independent” under AMEX listing standards: Paul J. Anderson, Edwin C. Freeman, Luella G. Goldberg and Gerald D. Pint. Directors Curtis A. Sampson, Randall D. Sampson and Wayne E. Sampson are not independent under AMEX listing standards. Curtis A. Sampson does not qualify as independent because he is Chairman and Chief Executive Officer of the Company; and, Randall D. Sampson and Wayne E. Sampson do not qualify as independent under the AMEX listing standards because each is an immediate family member (respectively, the son and brother) of Curtis A. Sampson, the Chief Executive Officer.

Selecting Nominees for Election to the Board

The Governance and Nominating Committee is the standing committee responsible for recommending to the full Board of Directors the nominees for election as directors at our annual shareholder meetings. In making its recommendations, the Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board, and works with management in attracting candidates with those qualifications. In making its recommendations, the Committee considers, among other things, relevant experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, relationships and associations related to the Company’s business, personal health and a willingness to devote adequate time and effort to Board responsibilities, all in the context of an assessment of the perceived needs of the Company.

Although we have never received a submission in the past, the Governance and Nominating Committee will consider qualified candidates for director that are submitted by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Governance and Nominating Committee at: Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55432. Submissions will be forwarded to the Governance and Nominating Committee for review and consideration. Any stockholder desiring to submit a director candidate for consideration at our 2008 Annual Meeting of shareholders must ensure that the submission is received by the Company no later than December 31, 2007 in order to provide adequate time for the Governance and Nominating Committee to properly consider the candidate. A shareholder wishing to formally nominate a director candidate should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals for 2008 Annual Meeting – Shareholder Nominations.”

Director Compensation

Compensation information paid to non-employee directors of the Company is set forth under the caption “Director Compensation” on page 19 herein.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct (the “Code”) applicable to all of the Company’s officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of the Company’s financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code is available on the “Investor Resources” page of our website at http://www.commsystems.com/ under “Corporate Governance” and is also available, without charge, by writing to the Company’s Corporate Secretary at: Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55342.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55342. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. By way of example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

ELECTION OF DIRECTORS

The Board of Directors is presently comprised of seven director positions, divided into three classes, with each class of directors serving staggered three-year terms. Upon the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated and recommends that the Company’s shareholders elect, Gerald D. Pint and Curtis A. Sampson, each of whom currently serves as a director, for three-year terms expiring in 2010. The Board of Directors believes that each nominee will be able to serve as a director, however, should a nominee be unable to serve, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Governance and Nominating Committee may recommend and the Board of Directors may propose.

Information regarding the nominees and other directors filling unexpired terms is set forth on the following page, including information regarding their principal occupations currently and for the preceding five years. Ownership of Common Stock of the Company is given as of April 27, 2007. To the best of the Company’s knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

Name and Age	Principal Occupation and other Directorships	Director Since	Year Current Term Expires	Amount of Common Stock Ownership	Percent of Outstanding Common Stock
Nominees proposed for Election for Terms Expiring in 2010
Gerald D. Pint (71)	Telecommunications consultant since September 1993. Prior thereto, Group Vice President, Telecom Systems Group, 3-M Company, 1989-1993. Director of Inventronics Ltd. (telecommunications equipment company).	1997	2007	29,000(1)	*
Curtis A. Sampson† (73)	Chairman of the Board and Chief Executive Officer of the Company; Chairman of the Board, Canterbury Park Holding Corporation (thoroughbred racing and card club wagering).	1969	2007	1,621,136(2)	18.19%
Directors Serving Unexpired Terms
Edwin C. Freeman (51)	Vice President and General Manager, Bro-Tex, Inc. (paper and cloth wiper products, and fiber product recycler) since March 1992.	1988	2008	39,367(3)	*
Luella G. Goldberg (70)	Trustee, University of Minnesota Foundation since 1975; Chair, from 1996 to 1998. Trustee Emerita of Wellesley College since 1996. Member, Carlson School Board of Overseers, University of Minnesota, since 1979. Director, TCF Financial Corporation, ING Group and Hormel Foods Corporation.	1997	2008	32,000(1)	*
Randall D. Sampson† (49)	Chief Executive Officer of Canterbury Park Holding Corporation (thoroughbred racing and card club wagering).	1999	2008	86,824(4)	*
Paul J. Anderson (75)	Private Investor.	1975	2009	162,118(5)	1.81%
Wayne E. Sampson† (77)	Management consultant.	1981	2009	495,854(6)	5.55%

______________________

† W.E. Sampson and C.A. Sampson are brothers, and R.D. Sampson is the son of C.A. Sampson.

* Indicates less than one percent ownership.

Footnotes for this table are on page 6.

(1)	Includes 28,000 shares that may be purchased pursuant to currently exercisable stock options.
(2)

Includes 1,094,785 shares owned by Mr. Curtis A. Sampson directly, 16,323 shares owned by his spouse, as to which beneficial ownership is disclaimed, 624 shares held by the Sampson Family Foundation, a charitable foundation of which Mr. Sampson is the sole trustee, 56,000 shares which may be purchased within 60 days from the date hereof pursuant to outstanding stock options, and 453,404 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan (“CSI ESOP”) of which Mr. Sampson is a Trustee. Mr. Sampson disclaims any beneficial ownership of shares owned by the CSI ESOP in excess of the 28,111 shares allocated to his CSI ESOP account as of December 31, 2006.

(3)

Includes 9,267 shares owned by Mr. Freeman directly, 2,100 shares owned by his spouse, as to which beneficial ownership is disclaimed, and 28,000 shares that may be purchased pursuant to currently exercisable stock options.

(4)	Includes 37,524 shares owned by Mr. Sampson directly, 28,300 shares owned by his spouse and children, and 21,000 shares that may be purchased pursuant to currently exercisable stock options.
(5)	Includes 104,309 shares owned by Mr. Anderson directly, 29,809 shares owned by his spouse and 28,000 shares that may be purchased pursuant to currently exercisable stock options.
(6)

Includes 14,150 shares owned by Mr. Wayne Sampson directly, 300 shares owned by his spouse, as to which beneficial ownership is disclaimed, 453,404 shares owned by the CSI ESOP, of which Mr. Sampson is a Trustee, and 27,000 shares which may be purchased pursuant to currently exercisable stock options. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE NOMINEES LISTED ON PAGE 5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Summary Ownership Table

The following table sets forth certain information with respect to the Company’s Common Stock beneficially owned by: (i) each person known by the Company to own of record or beneficially five percent (5%) or more of the Company’s Common Stock, (ii) each Named Executive Officer listed under “Executive Compensation and Other Information,” and (iii) all officers and directors of the Company as a group, in each case based upon information available as of April 27, 2007 (unless otherwise noted). Stock ownership information for each of the Company’s directors is presented under “Proposal One: Election of Directors.”

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Curtis A. Sampson †	1,621,136 (1)	18.19%

FMR Corp. 82 Devonshire Street Boston, MA 02109	688,881 (2)	7.78%

Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580-1435	547,000 (3)	6.17%

John C. Ortman 1506 17th Street Lawrenceville, IL 62439	543,350	6.13%

Putnam, LLC One Post Office Square Boston, MA 02109	497,856 (4)	5.62%

Paul N. Hanson † 213 South Main Street Hector, MN 55342	562,014 (5)	6.32%

Wayne E. Sampson † 213 South Main Street Hector, MN 55342	495,854 (5)	5.55%

Jeffrey K. Berg †	56,987 (6)	*

Daniel G. Easter †	6,755 (7)	*

David T. McGraw †	3,579 (8)	*

All directors and executive officers As a group (16 persons)	2,414,978 (10)	26.25%

______________________

*	Indicates less than one percent ownership.
†	A Director and/or a Named Executive Officer of the Company.

(1)	See footnote 7 under “Proposal One: Election of Directors.”
(2)

Based upon the Schedule 13G/A filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2005. The aggregate number of shares listed are owned by Fidelity Low Priced Stock Fund, an investment company of Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp.

(3)

The aggregate number of shares listed are held by the following entities, which are deemed to be controlled, directly or indirectly, by or affiliated with Gabelli Asset Management Inc., as reported on the most recent Schedule 13D/A filed with the Securities and Exchange Commission on November 13, 2003: Gabelli Funds, LLC, GAMCO Investors, Inc. and MJG Associates, Inc.

(4)

The aggregate number of shares listed above are held by Putnam, LLC and Putnam Advisory Company, LLC, a wholly-owned subsidiary of Putnam, LLC, as reported on the most recent Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003.

(5)

Includes 1,411 shares owned by Mr. Hanson’s spouse, as to which beneficial ownership is disclaimed, 28,000 shares which may be purchased within 60 days from the date hereof pursuant to outstanding stock options, 453,404 shares owned by the CSI ESOP, of which Mr. Hanson is a Trustee. Mr. Hanson disclaims any beneficial ownership of shares owned by the CSI ESOP in excess of the 14,498 shares allocated to his CSI ESOP account as of December 31, 2006.

(6)	Includes 41,000 shares deemed outstanding pursuant to options exercisable within sixty days.

(7)	Includes 6,600 shares deemed outstanding pursuant to options exercisable within sixty days.

(8)	Includes 13,700 shares deemed outstanding pursuant to options exercisable within sixty days.

(9)	Includes 24,100 shares deemed outstanding pursuant to options exercisable within sixty days.

(10)

Includes 1,542,857 shares owned by officers and directors as a group directly, 78,867 shares held by their respective spouses and children, 339,850 shares that may be purchased by directors and officers within sixty days from the date hereof pursuant to outstanding stock options, 453,404 shares owned by the CSI ESOP. Messrs. Curtis A. Sampson, Wayne E. Sampson and Paul N. Hanson serve as Trustees of the CSI ESOP; however, except for shares allocated to their respective accounts, Messrs. W. Sampson, C. Sampson and P. Hanson disclaim beneficial ownership of the shares held by the ESOPs.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s officers, directors and beneficial holders of 10% or more of the Company’s securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. According to the Company’s records, all reports required to be filed during this period pursuant to Section 16(a) were timely filed.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This section of the proxy statement is intended to provide a framework within which to understand the actual compensation paid to or earned by the following executive officers for 2006 (referred to as the “Named Executive Officers”):

•	Curtis A. Sampson, the Company’s Chairman and Chief Executive Officer
•	Paul N. Hanson, the Company’s Vice President of Finance and Chief Financial Officer
•	Jeffrey K. Berg, the Company’s President and Chief Operating Officer
•	Daniel G. Easter, President and General Manager of Transition Networks, Inc.
•	David T. McGraw, President and General Manager, Suttle Apparatus Corporation

The 2006 compensation of the Named Executive Officers is reported in the compensation tables and accompanying narrative information that appear below beginning at page 15.

Role of the Compensation Committee and the Board

A primary responsibility of the Compensation Committee appointed by the Company’s Board of Directors is to review and approve the compensation and other terms of employment of the Company’s Chief Executive Officer, other executive officers and other key employees. The Compensation Committee carries out its responsibilities pursuant to a written charter adopted by the Board. The Compensation Committee’s charter is available on the Company’s website, www.commsystems.com , by following the “Investor Resources” link to the “Corporate Governance” link under which there is a link to “Committee Composition and Committee Charters.”

The charter of the Compensation Committee requires that the Committee consist of no fewer than two board members who are not employees of or consultants to the Company and otherwise independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. The charter also requires and, on an annual basis the Company’s Board of Directors determines, that each member of the Compensation Committee be:

•	“independent” as defined by the American Stock Exchange;
•	a “non-employee director” under Section 16b-3 of the Securities Exchange Act of 1934, and
•	an “outside director” requirements of Section 162(m) of the Internal Revenue Code.

Under the Compensation Committee’s charter, the Committee has the authority to retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. Additional information regarding the primary responsibilities of the Compensation Committee and its current members is provided above under the caption “Corporate Governance and Board Matters – the Board, Board Committees and Meetings.”

The Board retains the authority to modify compensation strategy and policies as it determines in its discretion, to give final approval to the compensation and other terms of employment of the Company’s Chief Executive Officer, and to review and, if appropriate, to adopt the recommendation of the Compensation Committee regarding the compensation of Named Executive Officers. The Board of Directors accepted and approved the recommendation of the Compensation Committee in 2006 with respect to compensation of the Company’s Chief Executive Officer and the other Named Executive Officers. Two of the three directors serving on the Compensation Committee also serve on the Board’s Governance and Nominating Committee, which also reviews the performance of the Company’s Chief Executive Officer, so that these individuals have the benefit of the Governance and Nominating Committee’s evaluation in setting the Chief Executive Officer’s compensation.

Development of the Company’s Current Compensation Structure

Prior to 2004, compensation of the Company’s executive officers consisted of a mix of base salary, bonuses, incentive stock option grants, contributions to the Company’s Employee Stock Ownership Plan and matching contributions to the Company’s 401(k) Plan. Beginning in 2004, with the assistance of an independent compensation consulting firm, Denarius Human Resources, Inc. (“DHR”), the Compensation Committee recommended, and the Board of Directors approved, changes in the structure of the compensation of our executives, including a transition away from providing incentive compensation in the form of stock option awards to cash incentive compensation based on long-term performance and greater emphasis on quantitative information in determining incentive compensation. Specifically, effective January 1, 2004 the Company implemented its Performance Unit Plan (“PUP Plan”), which is explained in detail below, that provides the opportunity for executive officers, including the Named Executive Officers, to receive cash incentive compensation at the conclusion of multi-year performance measurement periods. At that time it was also determined that the Compensation Committee would make option grants in the first quarter of 2004 to executive officers and other key employees consistent with past practice while simultaneously evaluating whether stock options, or any other type of equity compensation, was the best means by which to align the interests of management with the interests of stockholders and to motivate long-term performance. In December 2004, the Committee determined it would continue to evaluate various cash and equity forms of incentive compensation other than incentive stock option grants, but as a transitional measure made final option grants in December 2004 (approximately one-third the level of typical annual grants) in anticipation of implementing a different form of long-term incentive compensation.

During 2005 the Compensation Committee considered whether any form of incentive compensation in the form of stock option awards or stock grants were a meaningful incentive for the Company’s executive officers and whether any such equity awards were the most effective way to align executive officer compensation with motivating superior performance. The Compensation Committee also considered that option grants after January 1, 2006 would be valued, pursuant to Financial Accounting Standards Board Opinion 123R, under the fair value method, and this amount would be charged to earnings. See “Accounting and Tax Considerations” below. Following this evaluation, the Company determined that its PUP Plan better achieved the Company’s goal of providing effective incentives for attaining superior financial performance. Accordingly, in 2005 the Committee decided to forego providing any form of equity based incentive compensation and increased proportionately the potential opportunity to earn cash incentive compensation under the PUP Plan.

As a result, total compensation paid to executive officers currently consists of the following material elements:

•	base salary,
•	eligibility for bonus compensation,
•	eligibility for long-term cash incentive compensation under the PUP Plan,
•	contributions to the Company’s Employee Ownership Plan (ESOP), and
•	matching grants under the Company’s 401(k) Plan.

Use of Consultants, Market Data and Other Information Used to Determine Compensation

As discussed above, the Compensation Committee used DHR to restructure its approach to compensation generally, and executive compensation in particular, for the 2004 fiscal year and again for the 2005 fiscal year. DHR also provided information for 2004 and 2005 compensation determinations regarding compensation of executives in similar positions in companies of similar size and made recommendation, that were adopted by the Committee, regarding appropriate compensation levels for the Company’s employees at various levels of responsibility and in regard to how total compensation at various levels should be allocated to the various components (e.g., base salary, bonus, and compensation under the PUP Plan). The Company did not utilize a compensation consultant in regard to compensation planning or individual compensation determinations during 2006.

In setting compensation, the Compensation Committee often uses surveys of executive compensation that provide information regarding companies of a similar size in comparable industries as a basis for determining competitive levels of overall cash compensation. However, in setting compensation for 2004 to 2006, the Compensation Committee used information supplied by DHR in 2003 and 2004.

In determining compensation for Named Executive Officers, the Committee solicits advice from the Company’s Chief Executive Officer, Mr. Curtis A. Sampson, the Company’s Chief Operating Officer, Mr. Jeffrey K. Berg, the Company’s Chief Financial Officer, Mr. Paul N. Hanson, and the Company’s Director of Human Resources. Mr. Curtis A. Sampson participated in deliberations of the Compensation Committee that occurred during fiscal 2006 regarding executive compensation, including compensation of the other Named Executive Officers, but did not take part in deliberations regarding his own compensation. Mr. Jeffrey Berg participated in deliberations of the Compensation Committee that occurred during fiscal 2006 regarding executive compensation, including compensation of the other Named Executive Officers, but did not take part in deliberations regarding his own compensation. Mr. Hanson and the Director of Human Resources participated in the deliberations of the Compensation Committee in regard to fiscal 2006 executive compensation, including compensation of Mr. Easter and Mr. McGraw, but did not take part in deliberations regarding their respective compensation. Mr. Sampson’s, Mr. Berg’s and Mr. Hanson’s participation in deliberations of the Compensation Committee included providing information regarding the responsibilities and performance of our employees and recommendations regarding the appropriate levels of compensation.

Compensation Philosophy and Objectives of Compensation Program

The Company’s philosophy with respect to the compensation of the Company’s executive officers, including the Named Executive Officers, is based upon the following objectives:

•	Establish compensation at levels that will attract, retain and motivate executives that possess superior leadership and management abilities; and
•	Structure the forms of compensation paid in order that their interests will be closely aligned with Company’s in achieving superior financial performance.

With these objectives in mind, it has been our practice to provide a mix of base salary, annual bonuses and long-term incentive compensation, in addition to contributions to the Company’s retirement plans which are available to all employees of the Company. Since 2004 the Compensation Committee has set base salary at approximately 35% to 60% of the total potential amount an executive officer can earn, with cash bonuses and the value of awards under the Company’s long-term incentive compensation programs comprising the primary remaining elements. The Compensation Committee believes these forms of compensation provide an appropriate combination of fixed and variable pay and incentives for short term operational performance balanced with incentive to achieve long-term growth in the Company’s revenues and profitability.

Elements of Executive Officer Compensation

Base Salaries. Base salaries of the Company’s executive officers are generally established by reference to average base salaries paid to executives in similar positions with similar responsibilities which information for years 2004 and 2006 was supplied by DHR. Base salaries are reviewed annually in December of each year and adjustments are made effective as of January 1 of the following year. In addition to seeking to offer compensation that is competitive, consideration is given by the Compensation Committee to both measurable financial factors, as well as subjective judgments regarding factors such as development and execution of strategic plans, changes in areas of responsibility, potential for assuming greater responsibility and the development and management of employees. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

Bonuses. Cash bonuses are intended to provide executive officers with an opportunity to receive additional cash compensation, but only if justified by superior financial performance. The performance measures used to determine bonuses for each executive officer are revenue (weighted 25%), profit (weighted 65%), average age of receivables (weighted 5%) and inventory turns (weighted 5%). The bonus paid to those officers leading the entire enterprise, rather than a specific business unit, including the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (the “Corporate Officers”), is determined based on applying these performance measures to the Company’s consolidated performance. The bonus paid to business unit leaders is based on their respective business unit’s performance under each of these performance measures. The potential target amount of an executive officer’s bonus is a percentage of base pay ranging from 25% to 70%. Prior to the beginning of each year a target bonus opportunity is established for each executive officer, and, based on the Company’s budget, targets for revenue, profit, average age of receivables and inventory turns are established by the Committee in its discretion for each quarter and for the entire year. One half of each executive officer’s bonus is determined based upon how well actual quarterly results of the entire enterprise or the business unit, as applicable, in the four areas being measured compare to the quarterly targets for these performance measures, and one half of each executive officer’s bonus is determined based upon how well twelve month results of the entire enterprise or the business unit, as applicable, in the four areas being measured compare to the annual targets for these performance measures. Accordingly, at the end of each of the four quarters quarterly results are evaluated in comparison to targets under each of the four performance measures described above and bonuses are determined as follows: for Corporate Officers, a bonus is paid with respect to a performance measure if quarterly performance on a consolidated basis is at least 60% of the target for that performance measure, and for business unit leaders a bonus is paid with respect to a performance measure if quarterly performance of the business unit is at least 80% of the target for that performance measure. Similarly, following the end of the year, twelve month results are evaluated in comparison to annual targets under each of the four performance measures described above and bonuses are determined as follows: for Corporate Officers, a bonus is paid with respect to a performance measure if annual performance on a consolidated basis is at least 60% of the annual target for that performance measure, and for business unit leaders a bonus is paid with respect to a performance measure if annual performance of the business unit is at least 80% of the target for that performance measure. The bonus plan may be changed, suspended, or terminated at any time in the discretion of the Board of Directors.

Performance Unit Plan. As discussed above, the Company offers executive officers the opportunity to earn long-term cash incentive compensation under its Performance Unit Plan (PUP Plan) that was implemented January 1, 2004 and amended effective January 1, 2006. Since 2004 the performance measure selected to reward superior long term performance under the PUP Plan has been return on total assets less cash and cash equivalents (“Return on Assets”) as it is regarded as an important measure of whether management is building shareholder value. Under the PUP Plan, executive officers receive awards at the beginning of each even numbered year (e.g., 2004, 2006, etc.) that cover a four year performance period. The potential value of each award is determined based on the executive’s position, and in each case the award represents the opportunity to earn cash incentive compensation if financial performance as measured by actual Return on Assets is attained within a range of specified Return on Assets goals that the Committee regards as superior financial performance for each of the four years. Accordingly, each award includes an annual “threshold” Return on Assets goal, an annual “target” Return on Assets goal and an annual “maximum” Return on Assets goal for each of the four years covered by the award. Under the PUP Plan, the Corporate Officers earn the right to incentive compensation if Return on Assets on a consolidated basis falls within the threshold goal and the maximum goal. Leaders of business units earn the right to receive incentive compensation based on both their respective business units achieving at least the threshold Return on Assets goal for that unit (weighted 77%) and the consolidated enterprise achieving at least the threshold Return on Assets goal established for the enterprise (weighted 23%). Return on Assets goals are set by the Committee in its discretion, and different goals are set for the entire enterprise and each business unit based on unique factors applicable to each. Annually, following the completion of the fiscal year, achievement of the Return on Assets goals is measured for each participant and to the extent actual Return on Assets falls within the range of goals applicable to that participant, the participant is deemed to have earned the level of compensation that corresponds to that level of achievement. However, payment of the amount earned during the first three years of the award is deferred to the end of the four year period of the award, and at the end of the four year period participating employees receive cash payments earned over all four years. Participating employees that resign before the termination of a four year performance period forfeit any entitlement to cash payments for that period.

Retirement Plans. The Company has established an Employee Stock Ownership Plan and Trust (ESOP) and Savings Plan and Trust (401K Plan). Executive officers, including the Named Executive Officers, participate in the ESOP and 401K Plan on the same basis as all other employees of the Company. Under the ESOP, the Company makes contributions on an annual basis to the ESOP to enable it to purchase a block of Company Stock which is then allocated to all eligible employees based on their compensation as a percentage of total payroll. Under the 401K Plan, the Company matches 50% of each employee’s contribution to the 401k Plan up to the first 6% the employee may contribute as a percentage of his or her compensation.

Other Compensation. The Company does not offer forms of compensation other than those described above. In particular the Company does not provide for personal benefits or perquisites (“perks”) as a significant element of compensation of the Named Executive Officers, in particular, or employees of the Company generally.

2006 Base Salary Determinations

In December 2005, based on the principles and process described above, and subjective factors applicable to each individual, the Compensation Committee set the annual 2006 base salaries of each of the Named Executive Officers effective as of January 1, 2006 as follows:

Named Executive Officer	2006 Base Salary	% Increase from 2005 Base Salary
Curtis A. Sampson (1)	$212,500	2.9%
Paul N. Hanson (1)	96,000	5.5%
Jeffrey K. Berg	250,000	5.5%
Daniel G. Easter	192.400	4.0%
David T. McGraw	180,000	5.9%

(1)

From January 1, 2006 to November 3, 2006 Mr. Sampson and Mr. Hanson divided their working time between the Company and providing services for Hector Communications Corporation (HCC) as, respectively, the Chief Executive Officer and Vice President of Finance. On November 3, 2006, HCC was acquired and Messrs. Sampson and Hanson ceased their employment with HCC. Since November 3, 2006 there has been no adjustment to Mr. Sampson’s compensation; Mr. Hanson’s base compensation was increased to $150,000 effective January 1, 2007 to reflect his assuming full time responsibilities at the Company.

2006 Cash Bonuses

As discussed above, bonuses are earned and paid in part based on quarterly performance and in part based on annual performance. Based on quarterly and full year 2006 results and applying the principles described above, the Named Executive Officers received the aggregate bonuses respectively indicated for 2006 financial performance:

Named Executive Officer	2006 Cash Bonus	2006 Cash Bonus Amount as a Percentage of 2006 Base Salary	Target Bonus Opportunity as a Percentage of Base Salary
Curtis A. Sampson	$119,267	56.1%	70%
Paul N. Hanson	$38,847	40.5%	50%
Jeffrey K. Berg	$110,248	44.1%	55%
Daniel G. Easter	$83,019	43.1%	50%
David T. McGraw	$89,018	49.5%	50%

The total amount of bonuses paid to the Named Executive Officers for 2006 performance was $440,399 as compared to aggregate cash bonuses of $1,199,726 paid to all other employees for 2006 performance.

Long Term Cash Incentive Compensation

In 2006 the Named Executive Officers earned the right, under the Company’s PUP Plan, to receive cash compensation under awards for four year periods beginning January 1, 2004 (the 2004-2007 Phase) and January 1, 2006 (the 2006-2009 Phase). The following table presents the amounts earned in 2006 under the 2004-2007 Phase and the 2006-2009 Phase:

Named Executive Officer	PUP Plan Phase	Total Amount Earned for 2006 (1)	Performance Measure: Threshold to Maximum Return on Assets Range	2006 Return on Assets Attained
Curtis A. Sampson	2004-2007	$37,980	9.6% to 18% (2)	10.1%
	2006-2009	58,289	9.6% to 18% (2)	10.1%

Paul N. Hanson	2004-2007	9,231	9.6% to 18% (2)	10.1%
	2006-2009	13,166	9.6% to 18% (2)	10.1%

Jeffrey K. Berg	2004-2007	33,528	9.6% to 18% (2)	10.1%
	2006-2009	55,388	9.6% to 18% (2)	10.1%

Daniel G. Easter	2004-2007	19,514	21.6% to 40.5% (3)	23.4%
	2006-2009	26,957	21.6% to 40.5% (2)	10.1%(5)
			9.6% to 18% (3)

David T. McGraw	2004-2007	18,726	20% to 37.5% (4)	25%
	2006-2009	29,221	20% to 37.5% (2)	25%
			9.6% to 18% (4)	10.1%(5)

(1)	The respective amounts indicated will not be paid until the completion of the Phase respectively indicated.
(2)	Performance measure range based on the Company’s consolidated Return on Assets.
(3)	Performance measure range based on Transition Network, Inc.’s Return on Assets.
(4)	Performance measure range based on Suttle’s Return on Assets.
(5)

Amount earned for 2006 for achieving this level of business unit performance accounted for 77% of total amount earned in 2006 for the 2006-2009 Phase and 23% of the total amount earned for the 2006-2009 Phase was attributable to the Company’s consolidated Return on Assets.

Post-Employment Compensation

All of the Named Executive Officers serve as employees at-will and, except for Mr. Paul N. Hanson, the Company’s Chief Financial Officer, the Company is not a party to any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment to any Named Executive Officer, at, following, or in connection with any termination of employment or change-in-control of the Company. Under a contract dated November 27, 1988, if Mr. Hanson’s employment is terminated within 36 months following a change of control other than for cause or he terminates his employment due to a reduction of his compensation or responsibilities or other adverse change in terms of his employment, Mr. Hanson is entitled to receive 2.99 times the average of his compensation over the five preceding years (as reported for tax purposes). If a change of control had occurred at December 31, 2006 and payment under the November 27, 1988 contract was triggered in connection with the termination of Mr. Hanson’s employment following the change in control, Mr. Hanson would receive $351,648, which equals 2.99 times $117,608, the average of his compensation for the five years ended December 31, 2006.

Accounting and Tax Considerations

In determining the compensation policies, programs and actions to be taken by us with respect to executive compensation, the Compensation Committee considers the impact of accounting rules, securities rules and tax rules, including the requirements of Section 162(m) of the Internal Revenue Code that allows us an income tax deduction for certain compensation exceeding $1,000,000 paid in any taxable year to named executive officers. We have not been limited in our deduction for compensation expenses under Section 162(m) of the Internal Revenue Code in 2006 or in any prior fiscal year.

The Company’s stock option grant policies have been impacted by the implementation of Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS 123R”), which we adopted on January 1, 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to January 1, 2006 under the fair value method and to use the fair value method when valuing equity-based compensation granted following the adoption of SFAS 123R. The value of this equity-based compensation is recorded as an expense in the Company’s income statement over the stock option’s remaining vesting period or vesting period of the restricted stock.

Summary Compensation Table

The following table presents information concerning compensation earned for services in all capacities during the fiscal year for (i) Curtis A. Sampson, who served as the Company’s Chief Executive Officer in 2006; (ii) Paul N. Hanson, who served as the Company’s Chief Financial Officer in 2006; and (iii) the three other most highly compensated executive officers of the Company whose total compensation was at least $100,000, less the amount representing the change in pension value and nonqualified deferred compensation earnings (together referred to as the “Named Executive Officers”).

Name and Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Curtis A. Sampson (4) Chairman and Chief Executive Officer	2006	212,500	119,267	96,269	6,151	434,187
Paul N. Hanson (4) Chief Financial Officer	2006	96,000	38,487	22,397	8,590	165,474
Jeffrey K. Berg President and Chief Operating Officer	2006	250,000	110,248	88,916	12,751	461,915
Daniel G. Easter President and General Manager Transition Networks, Inc.	2006	192,400	83,019	46,471	6,151	328,041
David T. McGraw President and General Manager Suttle Apparatus	2006	180,000	89,018	47,947	12,751	329,716

(1)	Represents bonuses paid to the Named Executive Officers under the bonus program described above which were accrued in the Company’s 2006 financial statements.
(2)

The amounts were earned in 2006 for services performed in 2006 and were accrued in the Company’s 2006 financial statements, but will not be paid until after applicable award periods end and are subject to forfeiture.

(3)	The following table sets forth all other compensation by type:

Name	CSI Contributions To Defined Contribution Plan(a)	CSI Qualifying Non-Elective Contribution to Defined Contribution Plan(b)	Total
Curtis A. Sampson	6,151	—	6,151
Paul N. Hanson	4,392	4,198	8,590
Jeffrey K. Berg	6,151	6,600	12,751
Daniel G. Easter	6,151	—	6,151
David T. McGraw	6,151	6,600	12,751

(a) Employee Stock Ownership Plan and Trust.
(b) Company match of employee contribution to the Savings Plan and Trust.

(4)

From January 1, 2006 to November 3, 2006 Mr. Sampson and Mr. Hanson divided their working time between the Company and providing services for Hector Communications Corporation (HCC) as, respectively, the Chief Executive Officer and Vice President of Finance. On November 3, 2006, HCC was acquired and Messrs. Sampson and Hanson ceased their employment with HCC. Since November 3, 2006 there has been no adjustment to Mr. Sampson’s compensation; Mr. Hanson’s base compensation was increased to $150,000 effective January 1, 2007 to reflect his assuming full time responsibilities at the Company.

Grants of Plan-Based Awards in 2006

The following table sets forth certain information concerning the amount of cash compensation that may be earned in 2007, 2008 and 2009 under awards granted to the Named Executive Officers under the Company’s Performance Unit Plan (PUP Plan). The Named Executive Officers may earn cash incentive compensation in 2007 under the four year award granted in 2004. In addition, the Named Executive Officers may earn cash compensation in 2007, 2008 and 2009 under the four year award granted in 2006. Amounts earned for 2006 and earlier years under each of these four year awards are reported above or reported in earlier proxy statements. The Company did not grant any awards of stock or stock options in 2006 to the Named Executive Officers.

Name	Year Award Granted	Year In Which Payment May Be Earned(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)
Curtis A. Sampson	2004	2007	36,000	45,000	67,500
	2006	2007	55,250	69,063	103,594
	2006	2008	55,250	69,063	103,594
	2006	2009	55,250	69,063	103,594
Paul N. Hanson	2004	2007	8,750	10,937	16,406
	2006	2007	23,500	29,375	44,062
	2006	2008	23,500	29,375	44,062
	2006	2009	23,500	29,375	44,062
Jeffrey K. Berg	2004	2007	31,780	39,725	59,588
	2006	2007	52,500	65,625	98,437
	2006	2008	52,500	65,625	98,437
	2006	2009	52,500	65,625	98,437

Daniel G. Easter	2004	2007	18,000	22,500	33,750
	2006	2007	24,118	30,148	45,222
	2006	2008	24,118	30,148	45,222
	2006	2009	24,118	30,148	45,222
David T. McGraw	2004	2007	15,000	18,750	28,125
	2006	2007	22,558	28,197	42,296
	2006	2008	22,558	28,197	42,296
	2006	2009	22,558	28,197	42,296

(1)

Under the PUP Plan, payment of the amount earned during the first three years of the award is deferred to the end of the four year period of the award, and at the end of the four year period participating employees receive cash payments earned over all four years. Participating employees that resign before the termination of a four year performance period forfeit any entitlement to cash payments for that period.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at December 31, 2006.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Option Exercise Price ($)(2)	Option Expiration Date (3)
Curtis A. Sampson	18,000	9.24	3/11/2007
	18,000	7.85	3/07/2008
	28,500	9.52	3/15/2009
	9,500	12.82	12/20/2009
Paul N. Hanson	12,000	8.48	3/11/2007
	12,000	7.14	3/07/2008
	12,000	8.65	3/15/2009
	4,000	11.65	12/20/2009
Jeffrey K. Berg	7,400	8.48	3/11/2007
	5,000	7.14	3/07/2008
	27,000	8.65	3/15/2009
	9,000	11.65	12/20/2009
Daniel G. Easter	3,300	8.65	3/15/2009
	3,300	11.65	12/20/2009
David T. McGraw	2,600	7.14	3/07/2008
	8,100	8.65	3/15/2009
	3,000	11.65	12/20/2009

(1)	At December 31, 2006 all stock options were fully exercisable.
(2)

Option price equal to fair market value on date of grant, except for Mr. Sampson’s option price which is 110% of the fair market value on the grant date because of incentive stock option rules applicable to holders of more than 10% of a company’s stock.

(3)	The expiration date of each option is five years following the date of grant.

2006 Options Exercises and Stock Vested

The following table sets forth certain information concerning options exercised and vesting of stock awards during fiscal 2006 by the Named Executive Officers. The Named Executive Officers have not been granted stock awards.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Curtis A. Sampson	15,000	$40,500
Paul N. Hanson	10,500	38,850
Jeffrey K. Berg	—	—
Daniel G. Easter	—	—
David T. McGraw	—	—

(1)	Represents the difference between the exercise price and the fair market value of the Company’s Common Stock on the date of exercise.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2006 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2007 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors

Gerald D. Pint, Chair	Edwin C. Freeman	Luella Gross Goldberg

THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR THE SECURITIES EXCHANGE ACT OF 1934 (THE “1934 ACT”), EXCEPT TO THE EXTENT CPHC SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

DIRECTOR COMPENSATION

Each non-employee member of the Board of Directors is currently paid a monthly fee of $1,000 plus $1,400 for each Board meeting attended and $1,200 for Board Committee meeting attended in person and $500 for each Board or committee meeting attended by phone. In addition, the chairs of each of the standing committees of the Board (Ms. Goldberg; Messrs. Freeman, Pint and W. Sampson) receive an annual fee of $1,000, and Messrs. Freeman, Pint and W. Sampson each receive a monthly retainer of $250 for serving on the Board’s Executive Committee.

Under the Company’s Stock Plan, upon their election to the Board, each non-employee director receives an option to purchase 3,000 shares of the Company’s Common Stock on the date of the Company’s annual shareholder’s meeting. All such options granted to non-employee directors vest six months after the date of grant and are exercisable over a ten-year period. The purchase price of the shares of Common Stock which may be acquired upon exercise of such options is the fair market value of such shares on the date the options are granted.

Curtis A. Sampson, the Company’s Chief Executive Officer, receives no additional compensation for his service on the Board.

The following table shows for 2006, the cash and other compensation paid by us to each of the Company’s Board members:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Paul J. Anderson	24,100	—	8,500	—	32,600
Edwin C. Freeman	41,400(3)	—	8,500		49,900
Luella G. Goldberg	27,700	—	8,500	—	36,200
Gerald D. Pint	26,600	—	8,500	—	35,100
Randall D. Sampson	20,200	—	8,500	—	28,700
Wayne E. Sampson	24,200	—	8,500	—	32,700
Curtis A. Sampson	—	—	—	—	—

(1)	Represents cash retainer and meeting fees as described above.
(2)

Values expressed represent the actual compensation costs recognized by the Company during fiscal 2006 for equity awards granted in 2006 as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)

Includes $14,700 for service on a special committee of the Board established to consider a possible acquisition and additional time devoted to meetings with auditors and attorneys related to accounting issues arising during 2006.

THE COMPANY'S AUDITORS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) have been the auditors for the Company since 1982 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of the Deloitte Entities is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by the Deloitte Entities for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005 The Audit Committee considered and discussed with the Deloitte Entities the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company’s auditor.

Fee Category	2006	2005
Audit Fees	$467,714	$328,978
Audit-Related Fees	19,982	17,455
Tax Fees	121,196	88,523
All Other Fees	—	—
Total Fees	$609,196	$434,956

Audit Fees. This category consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in our quarterly reports.

Audit-Related Fees. This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits, that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.

Audit Committee Pre-approval Policies and Procedures

In addition to approving the engagement of the independent auditor to audit the Company’s consolidated financial statements, it is the policy of the Committee to approve all use of the Company’s independent auditor for non-audit services prior to any such engagement. To minimize relationships that could appear to impair the objectivity of the independent auditor, it is the policy of the Committee to restrict the non-audit services that may be provided to the Company by the Company’s independent auditor primarily to tax services and merger and acquisition due diligence and integration services and any other services that can clearly be designated as “non-audit” services, as defined by regulation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for independent, objective oversight of the Company’s financial accounting and reporting, by overseeing the system of internal controls established by management and monitoring the participation of management and the independent auditors in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter. Each of the members of the current Audit Committee is independent as defined under applicable SEC rules and AMEX listing standards.

The Audit Committee held four meetings in fiscal year 2006. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent accountants, the Deloitte Entities.

During the meetings, the Audit Committee reviewed and discussed the Company’s financial statements with management and the Deloitte Entities. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with the Deloitte Entities also included the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS 89 and 90 (Audit Committee Communications).

The Deloitte Entities provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and this information was discussed with The Deloitte Entities.

Based on the discussions with management and the Deloitte Entities, the Audit Committee’s review of the representations of management and the report of the Deloitte Entities, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

Edwin C. Freeman, Chair	Paul J. Anderson	Luella Gross Goldberg

THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR THE SECURITIES EXCHANGE ACT OF 1934 (THE “1934 ACT”), EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

CERTAIN TRANSACTIONS

Transactions and Shared Management with Hector Communications Corporation

Prior to November 3, 2006 (the Transaction Date) the Company and Hector Communications Corporation (“HCC”), shared the services of certain individuals as officers and key employees, as well as certain administrative systems, with the costs and expenses attributable to HCC being paid by HCC. In 2006 and 2005, HCC paid the Company $223,000 and $241,000, respectively, for such services, amounts that management believes are no less than the cost the Company incurred in connection with providing such services.

In fiscal 2006 until the Transaction Date, two of the Named Executive Officers, Curtis A. Sampson and Paul N. Hanson, each devoted approximately 50% of their time to the Company. Messrs. Sampson and Hanson devoted substantially all of the remainder of their working time to HCC, for which Mr. Sampson prior to the Transaction Date served as Chairman and Chief Executive Officer and Mr. Hanson served as Vice President, Secretary, Treasurer and a director. These officers were separately compensated by HCC for their services to HCC prior to the Transaction Date. After the Transaction Date Messrs. Sampson and Hanson began devoting all of their working time to the Company.

OTHER INFORMATION

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at: Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55342. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Shareholder Proposals for 2008 Annual Meeting

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 22, 2008 and proxy materials in connection with that meeting are expected to be mailed on or about April 10, 2008. Shareholder proposals prepared in accordance with the Commission’s proxy rules to be included in the Company’s Proxy Statement must be received at the Company’s corporate office, 213 South Main Street, Hector, Minnesota 55342, Attention: President, by December 30, 2007, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2008 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder’s intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company’s Bylaws, which are available for inspection by shareholders at the Company’s principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

Shareholder Nominations. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company’s Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

Other Matters; Annual Report

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 2006. Shareholders may receive, without charge, a copy of the Company’s 2006 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by writing to Secretary, Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55342.

By Order of the Board of Directors,

Paul N. Hanson

Secretary

COMMUNICATIONS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 21, 2007
10:00 a.m. Central Daylight Time

Communications Systems, Inc.
6475 City West Parkway
Eden Prairie, Minnesota

COMMUNICATIONS SYSTEMS, INC.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2007

The undersigned hereby appoints Edwin C. Freeman, Luella Gross Goldberg and Wayne E. Sampson, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held June 21, 2007, at 10:00 a.m. Central Daylight Time at the offices of Communications Systems, Inc., 6475 City West Parkway, Eden Prairie, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

See reverse for voting instructions.

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1. ELECTION OF DIRECTORS:	01 Gerald D. Pint 02 Curtis A. Sampson	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL ONE.

Address Change? Mark Box ☐	Dated:_______________________________, 2007
Indicate Changes Below:

Signature(s) in Box
Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.